SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   SCHEDULE 14A
                                  (Rule 14a-101)
                              INFORMATION REQUIRED IN
                                  PROXY STATEMENT

                              SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant  [ X ]
Filed by a party other than the registrant  [    ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                             TRIPLE S PLASTICS, INC.
               (Name of registrant as specified in its charter)

   (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee Paid:
[   ]  Fee paid previously with preliminary materials
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
       (2) Form, schedule, or registration statement no.:
       (3) Filing party:
       (4) Date filed:

                            TRIPLE S PLASTICS, INC.
                      7950 Moorsbridge Road, Suite 200
                           Portage, Michigan  49024


                        NOTICE OF 2001 ANNUAL MEETING


To the Shareholders of
   TRIPLE S PLASTICS, INC.:

Please take notice that the Annual Meeting of Shareholders of Triple S Plastics, Inc. will be held at the Fetzer Center, Western Michigan University, Kalamazoo, Michigan 49007, on Friday, June 29, 2001, at 8:30 a.m., local time, for the following purposes:

     1. To elect five directors, three for terms of three years and two for terms of two years, each as described in the Proxy Statement.

     2. To transact any other business that may properly come before the meeting.

Only shareholders of record as of the close of business on May 15, 2001, are entitled to vote at the meeting, including any adjournment. A list of shareholders entitled to vote has been prepared by the Company's stock transfer agent and will be available for inspection by shareholders at the meeting, but only for purposes germane to the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


May 29, 2001                              Daniel B. Canavan
                                          Secretary

--------------------------------------------------------------------------------
                               Important Notice

Please sign, date, and return the accompanying Proxy in the enclosed self-addressed envelope regardless of whether you expect to attend the meeting in person. Any person giving a Proxy has the power to revoke that Proxy, at any time, and shareholders who are present at the meeting may withdraw their Proxies and vote in person if they wish.

                              Triple S Plastics, Inc.
                         7950 Moorsbridge Road, Suite 200
                              Portage, Michigan 49024


                                  PROXY STATEMENT

                              Solicitation of Proxies

     This Proxy Statement is being furnished to the shareholders of Triple S Plastics, Inc. (the "Company") in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders. The meeting will be held at 8:30 a.m. on Friday, June 29, 2001, at the Fetzer Center, Western Michigan University, Kalamazoo, Michigan 49007. The purposes of the meeting are set forth in the Notice of 2001 Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about May 29, 2001.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions of the shareholder(s). If the Proxy is signed and returned without any direction given, the shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement. Any shareholder giving a Proxy may revoke the Proxy, at any time before it is voted at the meeting, by delivering a written notice of revocation to the Secretary of the Company, by submitting a subsequently executed proxy or by attending the meeting and voting in person. The Chairman of the meeting will announce the closing of the polls during the meeting, and all Proxies must be received prior to the closing of the polls in order to be counted.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

                         Voting Securities and Record Date

     May 15, 2001, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 3,814,169 shares of the Company's common stock, no par value, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

                                 Election of Directors

     The Company's Articles of Incorporation provide for a classified Board of Directors, with approximately one-third of the directors to be elected annually for terms of three years each. The Articles also provide that the exact size of the Board is to be determined by the directors, and that number is currently fixed at seven members. Daniel B. Canavan and Albert C. Schauer, incumbent directors whose terms of office would have normally expired at last year's annual meeting, have been nominated by the Board of Directors for election to two-year terms expiring in 2003. In addition, Victor V. Valentine, Jr.,
James F. Hettinger, and Donald W. Thomason, incumbent directors whose terms of office expire at this year's annual meeting, have been nominated by the Board of Directors for election to three-year terms expiring in 2004.

     The Company did not hold its 2000 Annual Meeting of Shareholders due to the proposed and pending merger of the Company with Eimo Oyj (the "Merger"). The Merger Agreement with Eimo Oyj was signed as of July 13, 2000, the approximate time of last year's scheduled meeting of the Company's shareholders. Under the terms of the proposed Merger, the Company would have become a wholly owned subsidiary of Eimo Oyj. Due to the timing and proposed structure of the Merger, the Board elected to defer the 2000 Annual Meeting of Shareholders to vote upon the Merger. Effective March 12, 2001, the Company and Eimo Oyj elected to cancel and terminate the proposed Merger. Consequently, two classes of the Board are to be elected at this year's Annual Meeting of Shareholders.

     Unless otherwise directed by an appropriate mark on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event a nominee is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case, the accompanying Proxy will be voted for the substituted nominee.

     Under Michigan law, directors are elected by a plurality of the votes cast by shareholders. Therefore, the nominees for each class who receive the largest number of affirmative votes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspector(s) of Election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

Names, (Ages), Positions and Backgrounds
     of Directors and Nominees                          Service as a Director
--------------------------------------------------   ---------------------------
      Nominees  for Terms to Expire in 2003

Daniel B. Canavan (47) is the Chairman of the          Director since 1982
Board, and he has held that position for more than five years. Prior to June 1, 1999, he also served as the Company's Chief Executive
Officer.

A. Christian Schauer (58), has been the Chief          Director since 1990
Executive Officer of the Company since May 25,
1999.  Prior to becoming the Company's Chief
Executive Officer he was the Chairman and Chief Executive Officer of Clausing
Industrial, Inc. (machine tool distribution),
Kalamazoo, Michigan, a position that he held for more than five years. Mr. Schauer also serves as a director of Griffith Laboratories
International, Inc. (food ingredient and flavor system manufacturer), Alsip, Illinois, and The Windquest Companies, Inc. (a manufacturer of storage systems), Grand
Rapids, Michigan.

      Nominees for Terms to Expire in 2004

Victor V. Valentine, Jr. (55) has been the             Director since 1983
Company's President since 1990, and prior to that time he served as the Company's Vice
President of Sales and Marketing for more than five years.

James F. Hettinger (52) is the President and           Director since 1992
Chief Executive Officer of Battle Creek                Member of Compensation
Unlimited, Inc. (an industrial park                      Committee
development corporation), and he has held that position for more than five years

Donald W. Thomason (56) retired in 1999 as             Director since 1999
Executive Vice President, Corporate Services           Member of Audit Committee
and Technology of Kellogg Company (a consumer goods food company), a position he held since
1990.

      Directors Whose Terms Expire in 2002

Robert D. Bedilion (63) retired December 31, 1996,     Director since 1997
from his position as President of Polymerland          Member of Compensation
Incorporated, a subsidiary of General Electric           Committee
Company, which he held since 1989.

David L. Stewart (62) has been retired for             Director since 1969
more than five years.  Prior to his retirement,        Member of Audit Committee
Mr. Stewart served as the Company's Chairman and Chief Executive Officer.

Evan C. Harter (58) is the Chairman of                 Director since 1998
AppsMall.com, an internet start-up company.            Member of Audit and
In addition, he is the Chairman of                       Compensation Committees
International Marketing Strategies, an
organization that assists businesses to grow from strong regional manufacturers into internationally competitive businesses. He has held the latter position for more than five years.

     William J. Stewart, a Vice President of the Company, and David L. Stewart are brothers. There are no other family relationships between or among the nominees, directors and executive officers of the Company. In addition Messrs. Valentine, Canavan, and Schauer are parties to an Irrevocable Proxy and Purchase Right Agreement under which Messrs. Valentine and Canavan have agreed to vote their shares to elect Mr. Schauer to the Board of Directors of the Company for so long as Mr. Schauer remains Chief Executive Officer of the Company.

     The Board of Directors met nine times during the preceding fiscal year, and all directors attended at least 75% of the aggregate number of meetings of the Board and meetings of committees on which they served.

     The Company has a Compensation Committee which annually reviews the Corporation's compensation policy for executive officers and makes recommenda-tions to the Board of Directors with respect to that policy, as well as making compensation decisions for executive officers. The Committee also administers the Corporation's incentive plans involving the Company's common stock. This Committee met on one occasion during the preceding fiscal year.
A report from this Committee appears under the caption Report on Executive Compensation.

     The Company has a standing nominating committee, composed of Robert D. Bedilion,Evan C. Harter, James F. Hettinger, David L. Stewart and Donald W. Thomason. The committee met one time during the year. The Nominating Committee selects and presents to the Board candidates for election to fill vacancies on the Board. The Committee will consider nominees recommended by shareholders. A shareholder is required to give notice of the intent to make a recommendation, in writing, on or before the 30th day preceding the date of that Annual Meeting (or within 7 days after the date the Company gives notice of the date of the meeting if the notice is given less than 40 days prior to the date of the meeting). The shareholder's notice must (1) identify the shareholder and the person to be nominated, (2) include a representation that the shareholder will continue to hold stock through the date of the meeting, (3) state the intention to appear in person or by proxy at the meeting, (4) include a description of all arrangements between the shareholder and the nominee, (5) include the consent of the nominee to serve as a director, if elected, and (6) such other information as is required under Regulation 14A under Section 14 of the Securities Exchange Act of 1934.

     The Company has an Audit Committee comprised of David L. Stewart, Robert D. Bedilion, and Donald W. Thomason. Each of those members, except Mr. Stewart, meets the independence standard of Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards. Mr. Stewart is not considered to be independent under the NASD listing standards because his brother, William Stewart, is an executive officer of the Company. The Board has nonetheless elected to keep Mr. Stewart on the Audit Committee due to the length of his relationship with the Company and his familiarity with the nature of the Company's operations. The Audit Committee recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit, their audit report and any recommendations made by them. This Committee also conducts reviews of any related-party transactions or potential conflict of interest situations. This Committee met on two occasions during the preceding fiscal year. Effective
June 9, 2000 the Company's Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee. The complete text of the new charter is attached as Exhibit A to this Proxy Statement. On May 10, 2001, the Committee submitted to the Board of Directors the following report:

Audit Committee Report

     Pursuant to its written charter, the Audit Committee, in discharging its oversight responsibilities as to the audit process took the following actions:

     1. The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the year ended March 31, 2001.

     2. The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those contained in the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     3. The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussion with Audit Committees," as amended, and have discussed with the auditors the auditors' independence.

     Based upon the above-mentioned review and discussion, the Audit Committee recommended to the Board of Directors that it include the financial statements referred to above in the Company's Form 10-K for the year ended March 31, 2001.

     The Audit Committee:

     David L. Stewart
     Robert D. Bedilion
     Donald W. Thomason


         SECURITIES OWNERSHIP OF MANAGEMENT AND SIGNIFICANT SHAREHOLDERS

     The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensa-tion, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of March 31, 2001.

                                    Amount and Nature of
                                   Beneficial Ownership(1)
                              ----------------------------------
                                 Shares          Shares Subject
                              Beneficially       to Exercisable     Percent of
Name of Beneficial Owner         Owned              Options(2)         Class
------------------------      ------------       ---------------    ----------
Walter J. Barkalow                10,816              10,500             *
Robert D. Bedilion                22,619              15,033             *
Daniel B. Canavan                943,670              43,000            20.8
Evan C. Harter                    11,333              11,333             *
James F. Hettinger                24,119              16,333             *
A. Christian Schauer             524,167             489,667            11.5
David L. Stewart                 174,866              16,333             3.8
Donald W. Thomason                 4,999               4,999             *
Victor V. Valentine, Jr.         952,066              43,000            20.9
Michael E. Zaagman                33,957              33,000             *
All executive officers and
directors as a group (15
persons)(3)                    2,773,720             731,198            61.0

*Less than one percent

(1) Unless otherwise noted, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses.
(2) This column reflects shares subject to options exrecisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."
(3) Includes 50 shares held by an officer as custodian for his grandchild; the officer disclaims beneficial ownership of those shares.

     The Company does not know of any other person who beneficially owns more than 5% of the Company's outstanding voting securities.


                              EXECUTIVE COMPENSATION
                            Summary Compensation Table

     The following table contains information regarding compensation with respect to the three preceding fiscal years of the Company's chief executive officer and each of the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 (the "Named Executives"). This information is reflected on an accrual basis for each fiscal year so that bonuses relate to the year of performance, even though paid in the ensuing fiscal year.

                                                                      Long-Term
                                         Annual Compensation         Compensation
                                       -----------------------       ------------
                                                                 Securities Underlying        All Other
Executive                  Year         Salary($)    Bonus($)         Options(#)          Compensation($)(1)
---------                  ----        -----------  ----------   ---------------------    ------------------
A. Christian Schauer(2)    2001          249,620      490,396             -0-                    27,019
 Chief Executive Officer   2000          210,577      116,620           490,000                  16,053
Daniel B. Canavan          2001          192,642      107,312             -0-                    22,295
 Chairman of the Board     2000          196,300       76,080            20,000                  16,149
                           1999          175,719          108             -0-                    15,363
Victor V. Valentine, Jr.   2001          178,280      107,312             -0-                    31,449
 President                 2000          175,754      113,780            20,000                  21,976
                           1999          141,750          108             -0-                    11,024
Walter J. Barkalow(3)      2001          122,840       65,536             -0-                    12,209
 Vice President            2000          119,869       28,175            15,000                   7,873
Michael E. Zaagman         2001          121,835       67,612             -0-                    12,018
 Vice President            2000          120,185       30,518            15,000                   9,160
                           1999          104,246          108             -0-                     9,082

-----------------------------------
(1) Represents the Company's contributions, including matching of voluntary contributions by such person, under its 401(k) plan.
(2) Mr. Schauer joined the Company as Chief Executive Officer on May 25, 1999. Mr. Schauer entered into a five year employment agreement with the Company effective May 11, 1999. The Agreement provides for an annual base salary of $250,000, subject to increase by the Board, and other standard executive benefits. The Agreement includes a two-year non-compete and non-solicitation covenant, as well as a severance obligation of not more than one year if his employment is terminated without cause.
(3) Although Mr. Barkalow has been employed with Triple S Plastics, Inc. since 1995, he did not become an officer of the Company until fiscal year 2000.


                              Option Grants in Last Fiscal Year

     No options were granted to the Named Executives during the 2001 fiscal year.

        Aggregated Option Exercises in Last Fiscal Year and Year-end Values

     The following table contains information regarding the exercise of options during the preceding fiscal year by the Named Executives, as well as unexercised options held by them at fiscal year end:

                                                           Number of Securities
                                                          Underlying Unexercised         Value of Unexercised
                                                             Options at Fiscal          In-the-Money Options at
                          Shares                               Year End(#)              Fiscal Year End ($)(2)
                         Acquired        Value            ----------------------        -----------------------
Executives              on Exercise     Realized        Exercisable  Unexercisable     Exercisable  Unexercisable
----------              -----------    ----------       -----------  -------------     -----------  -------------
A. Christian Schauer       7,586         160,000          489,667        13,333          617,110         -0-
Daniel B. Canavan           -0-            -0-             43,000        20,000            -0-           -0-
Victor V. Valentine         -0-            -0-             43,000        20,000            -0-           -0-
Walter J. Barkalow          -0-            -0-             18,500         8,000            -0-           -0-
Michael E. Zaagman          -0-            -0-             33,000        15,000            -0-           -0-
-------------------------------------------

(1) The value realized upon the exercise of options is equal to the difference between the market value of the shares of Common Stock acquired at the time of exercise and the aggregate exercise price paid by the Named Executives to the Company.
(2) The value of unexercised options is based on the difference between the closing price of Common Stock of the Company on March 31, 2001 ($4.563) and the exercise price of the options.

                      Report on Executive Compensation

     The Company's executive compensation program falls under the jurisdiction of the Compensation Committee of the Board of Directors, composed exclusively of outside directors. The Committee is responsible for reviewing the cash and non-cash compensation arrangements for all executive level management and officers of the Company. The Committee is also responsible for administering the Company's stock-based incentive plans.

     The Company's executive compensation program is designed to attract, motivate, and retain executive management personnel. In formulating and admin-istering this program, the Company attempts to favorably position itself against comparable employers, considering factors such as relative size, growth rate, geographic location, and industry. Four components of the compensation program
- base salary, short-term cash bonus, stock options, and benefits - are available to the Committee in fashioning packages for individual executives.

     Base salary for each executive is predicated on the individual executive's level of responsibility, value they bring to the Company, and prevailing competitive circumstances for executive talent. Base salaries for executives, other than the Chief Executive Officer, are reviewed annually and adjusted where appropriate based upon recommendations by the Chief Executive Officer and the Vice President of Human Resources who present to the Compensation Committee the recommended compensation program for the entire Company. The Company's bonus programs are designed to positively impact the Company's annual earnings by means of an annual cash payment to the Company's managers and is dependent on the Company's profitability. The plan specifies a certain minimum earnings level based on a minimum return on shareholders' equity. No bonuses accrue unless that minimum is achieved.

     The Option Plan was established early in 1994 in connection with the initial public offering of the Company's common stock. The Option Plan was adopted to provide stock-based incentive compensation that focuses on long-term Company performance and to more closely align the interests of management with the interests of public shareholders. It is also important in attracting and retaining key personnel such as Mr. Albert C. Schauer. The base salary of the Company's CEO, Mr. Schauer, is set by the terms of his employment agreement, described above. His bonus payment of $490,396 for the last fiscal year was based upon attainment of a certain minimum earnings level and attainment of profit in excess of a minimum return on shareholders' equity.

     The benefit program for each executive is determined by prevailing competitive circumstances for executive talent. At the time of the annual base salary review, the benefits package is also reviewed by the Compensation Committee. The Chief Executive Officer and the Vice President of Human Resources make recommendations to the Compensation Committee for their review and approval.

                                   Compensation Committee:

                                   James F. Hettinger
                                   Evan C. Harter

                         Stock Performance Graph

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return for the NASDAQ composite market (all U.S. companies) and a peer group of plastics-diversified companies selected by the Company. The graph assumes an investment of $100 on March 31,1996. Reinvestment of dividends is assumed in all cases.

                            Total Return to Stockholders

Total Return Analysis
                     Triple S            Peer           NASDAQ
                     Plastics           Group         Composite
                   ------------      -----------    -------------
3/31/1996            $ 100.00          $ 100.00        $ 100.00
3/31/1997            $  96.55          $ 128.58        $ 111.16
3/31/1998            $  86.19          $ 202.50        $ 167.83
3/31/1999            $  48.26          $ 185.08        $ 225.88
3/31/2000            $ 212.88          $ 317.67        $ 419.65
3/31/2001            $  62.91          $ 160.03        $ 168.88

     The companies included in the Company's peer group are as follows:

             Atlantis Plastics, Inc.          Deswell
             Altrista                         Lund Int'l Holdings
             Channell Commercial Corp.        Spartech Corp.

     The returns of each company included in the self-determined peer groups are weighted according to each respective company's stock market capitalization.

                            DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for services as directors. For the fiscal year ended March 31, 2001, directors who were not employees of the Company received a $2,000 annual retainer as well as a director's fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. For the fiscal year ended March 31, 2001, each non-employee director received an option to acquire 10,000 shares of the Company's common stock at the market price as of the date of the grant pursuant to the Company's Outside Director Stock Option Plan (the "Director Plan"). Options have a term of 3 1/2 years, and are subject to annual vesting at the rate of approximately one-third of the total shares subject to grant. Directors are reimbursed for out-of-pocket expenses for meetings attended.

     Beginning April 1, 2000, Mr. Evan C. Harter, an outside director of the Company, agreed to assist the Company in pursuing strategic alternatives and by providing various consulting services in return for $20,000 per month compensation. During fiscal 2001, Mr. Harter received $240,000 in compensation for services rendered.

                                MISCELLANEOUS

     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Other than with respect to Mr. Albert C. Schauer, the Company does not have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangements for executives linked to a change in control of the Company.

                 Relationship With Independent Public Accountants

     The financial statements of the Company for the fiscal year ended
March 31, 2001, have been audited by BDO Seidman, LLP, independent public accountants, and the Board of Directors has selected BDO Seidman, LLP to serve as the Company's independent accountants for the fiscal year ending
March 31, 2002. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if they desire.

                        Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended March 31, 2001, by the Company's principal accounting firm, BDO Seidman, LLP.

                 Audit Fees                         $   87,500
                 Financial Information Systems
                   Design and Implementation Fees   $      -0-
                 All Other Fees                     $  345,000
                 Total Fees                         $  432,500

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining the principal accountant's independence.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of Forms 3, 4 and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those forms as required by
Section 16(a) of the Securities Exchange Act of 1934.

                   Shareholder Proposals - 2002 Annual Meeting

     Shareholder Proposals intended to be presented at the next Annual Meeting of the Shareholders of the Company must be received by the Company not later than January 15, 2002, to be considered for inclusion in the Company's Proxy Statement relating to that meeting. Shareholder proposals should be addressed to the attention of the Secretary, 7940 Moorsbridge Road, Suite 200, Portage, Michigan 49024. As of May 29, 2001, no proposals to be presented at the 2001 Annual Meeting have been received by the Company. If the Company receives notice of a shareholder proposal after January 15, 2002, the persons named as proxies for the 2002 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at that meeting.

                                Miscellaneous

     The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in this Proxy.


                                          By Order of the Board of Directors


May 29, 2001                              Daniel B. Canavan
Portage, Michigan                         Secretary